As filed with the Securities and Exchange Commission on July 28, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5001120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan

(as amended and restated June 16, 2017)

(Full title of the plan)

600 West Chicago Avenue Suite 725 Chicago, Illinois	60654
(Address of registrant’s principal executive offices)	(Zip Code)

Douglas R. Waggoner

Chairman and Chief Executive Officer

Echo Global Logistics, Inc.

600 West Chicago Avenue

Suite 725

Chicago, Illinois 60654

(Name and address of agent for service)

(800) 354-7993

(Telephone number, including area code, of agent for service)

Copy To:

Steven J. Gavin, Esq.

Matthew F. Bergmann, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value per share	1,000,000 shares (3)	$17.75	$17,750,000	$2,057

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share, that may be issued pursuant to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (as amended and restated effective June 16, 2017) to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low trading prices reported for shares of the registrant’s common stock on the NASDAQ Global Market on July 24, 2017, a date within five business days of the date of the Registration Statement.
(3)	Consists of shares of common stock issuable in respect of awards to be granted under the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (as amended and restated effective June 16, 2017).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 1,000,000 shares of common stock, par value $0.0001, of Echo Global Logistics, Inc. (“Echo Global”) that may be awarded under the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (as amended and restated effective June 16, 2017), which are securities of the same class and relate to the same employee benefit plan, as those shares registered in the contents of Echo Global’s registration statements on Form S-8 as filed on March 17, 2010 (registration statement No. 333-165535) and November 6, 2012 ((registration statement No. 333-184789), which are incorporated by reference into the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Echo Global with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in the Registration Statement:

(a)	The description of Echo Global’s common stock, par value $0.0001 per share, contained in Echo Global’s Registration Statement on Form 8-A filed with the Commission on September 25, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description;

(b)	Echo Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 24, 2017;

(c)	Echo Global’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed on April 27, 2017 and for the quarter ended June 30, 2017 filed on July 28, 2017; and

(d)	Echo Global’s Current Reports on Form 8-K filed on May 1, 2017 and June 20, 2017.

All documents filed by Echo Global with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules, including but not limited to information disclosed by Echo Global under Items 2.02 or 7.01 of any current report on Form 8-K) pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of the Registration Statement:

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.3 to Echo Global’s Registration Statement on Form S-1, file number 333-150514).

4.2	Amended and Restated By-Laws of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.4 to Echo Global’s Registration Statement on Form S-1, file number 333-150514).

4.3	Amendment to Amended and Restated By-Laws of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.1 to Echo Global’s Current Report on Form 8-K dated April 21, 2015).

4.4	Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as amended and restated effective June 16, 2017 (incorporated by reference to Appendix A to Echo Global’s definitive proxy statement on Schedule 14A filed on May 1, 2017).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 28th day of July, 2017.

ECHO GLOBAL LOGISTICS, INC.

By:	/s/ Kyle L. Sauers
Kyle L. Sauers
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Douglas R. Waggoner and Kyle L. Sauers his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas R. Waggoner Douglas R. Waggoner	Chief Executive Officer (principal executive officer) and Chairman of the Board	July 28, 2017

/s/ Kyle L. Sauers Kyle L. Sauers	Chief Financial Officer and Secretary (principal accounting and financial officer)	July 28, 2017

/s/ Samuel K. Skinner Samuel K. Skinner	Director	July 28, 2017

/s/ David C. Habiger David C. Habiger	Director	July 28, 2017

/s/ Nelda J. Connors Nelda J. Connors	Director	July 28, 2017

/s/ William M. Farrow III William M. Farrow III	Director	July 28, 2017

/s/ Matthew W. Ferguson Matthew W. Ferguson	Director	July 28, 2017

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1	Second Amended and Restated Certificate of Incorporation of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.3 to Echo Global’s Registration Statement on Form S-1, file number 333-150514).

4.2	Amended and Restated By-Laws of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.4 to Echo Global’s Registration Statement on Form S-1, file number 333-150514).

4.3	Amendment to Amended and Restated By-Laws of Echo Global Logistics, Inc. (incorporated by reference to Exhibit 3.1 to Echo Global’s Current Report on Form 8-K dated April 21, 2015).

4.4	Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as amended and restated effective June 16, 2017 (incorporated by reference to Appendix A to Echo Global’s definitive proxy statement on Schedule 14A filed on May 1, 2017).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).